THATCHER MINING PTE. LTD.

CO. REG. NO. 200608398R

Your Ref:
Our Ref:
Date:

By Fax & Post
No.
[ ] page(s)

Re: Loan Guarantee agreement dated December 19th 2006 between Patriarch Inc and Thatcher Mining Plc.

Patriarch, Inc. of 4526 Underwood Avenue., North Vancouver, BC V7K 2S2, hereby loans Thatcher Mining PTE. LTD of 9 Temasek Boulevard, #16-02A Suntec Tower 2, Singapore, 038989, the sum of one hundred thousand US dollars (US$100,000) repayable on demand.

Thatcher Mining and Cameron Reynolds hereby guarantees the loan.

Cameron John Reynolds, Director
Thatcher Mining Pte. Ltd.

9 Temasek Boulevard, #16-02A Suntec Tower Two,
Singapore 038989

Telephone (65) 6333 7234
Telefax (65) 6337 7235